UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025

OLD POINT FINANCIAL CORPORATION

 (Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Queen Street

Hampton, Virginia 23669

(Address of principal executive offices)  (Zip Code)

(757) 728-1200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	OPOF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

On August 14, 2025, TowneBank and Old Point Financial Corporation (“Old Point”) issued a joint press release announcing that they had received regulatory approval from the Federal Deposit Insurance Corporation and the Bureau of Financial Institutions of the Virginia State Corporation Commission to complete the proposed merger of Old Point and The Old Point National Bank of Phoebus (“Old Point National Bank”) with TowneBank (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of April 2, 2025, by and among TowneBank, Old Point and Old Point National Bank (the “Merger Agreement”). All regulatory approvals required for the transaction have now been received. TowneBank and Old Point expect to close on or about September 1, 2025, subject to the satisfaction of customary closing conditions.

The companies also announced that, based on the expected closing date, the election deadline for holders of Old Point common stock and Old Point restricted stock awards to elect the form of consideration they wish to receive in the Merger by completing the election materials previously sent to such holders, subject to the allocation and proration procedures set forth in the Merger Agreement, will be 5:00 p.m., Eastern Time, on August 26, 2025, unless extended.

A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	Joint Press Release dated August 14, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities of Old Point or TowneBank. In connection with the Merger, Old Point filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2025 a definitive proxy statement, which included an offering circular of TowneBank with respect to shares of TowneBank common stock to be issued in connection with the Merger (the “proxy statement/offering circular”). Old Point delivered the proxy statement/offering circular to its shareholders seeking approval of the Merger and related matters on or about May 29, 2025. In addition, each of TowneBank and Old Point may file other relevant documents concerning the proposed transaction with the FDIC and SEC, respectively.

Investors, TowneBank shareholders and Old Point shareholders are strongly urged to read the proxy statement/offering circular regarding the proposed Merger and other relevant documents filed with the FDIC and SEC, as well as any amendments or supplements to those documents, because they will contain important information about TowneBank, Old Point and the proposed Merger. Free copies of the proxy statement/offering circular, as well as other filings containing information about Old Point, may be obtained after their filing at the SEC’s website (https://www.sec.gov). Free copies of filings containing information about TowneBank may be obtained after their filing at the FDIC’s website (https://www.fdic.gov).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD POINT FINANCIAL CORPORATION
(Registrant)

	By:	/s/ Robert F. Shuford Jr.
	Name:	Robert F. Shuford Jr.
	Title:	Chairman of the Board, President & Chief Executive Officer

Date: August 15, 2025